SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 8, 1996





                           CPI CORP.
________________________________________________________________
  (exact name of registrant as specified in its charter)



    Delaware                  0-11227              43-1256674
________________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
________________________________________________________________
(Address of principal executive offices)            (Zip code)




Registrants' telephone number, including area code (314) 231-1575
________________________________________________________________




________________________________________________________________
(Former name or former address, if changes since last report.)


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On November 8, 1996, CPI Corp. issued the following press
release:

CPI CORP. ANNOUNCES FINAL TENDER OFFER RESULTS

    St. Louis, MO., November 8, 1996 -- CPI Corp. (NYSE: CPY) today announced the final results of its Dutch auction tender offer which expired Monday, November 4 at 12:00 midnight, New York City time.

    CPI said that 4,436,388 shares were tendered at $19.00 per share. Under the terms of the offer, CPI has purchased 2,250,000 shares of its common stock at $19.00 per share. The final proration factor for the tender offer is 50.7 percent. The depository for the tender offer will issue payment promptly for the shares that have been purchased. Shares purchased under the tender offer will not be eligible for the fourth quarter dividend declared November 7, 1996 and payable
    November 25, 1996 to shareholders of record as of November 18, 1996.

    CPI is a consumer services company with $527.6 million in fiscal 1995 sales from continuing operations, operating over 1,700 retail locations, including 1,029 Sears Portrait Studios in the U. S., Puerto Rico and Canada, 154 Prints Plus wall decor locations and, in a joint venture with Eastman Kodak Co., 524 photofinishing locations.

                           SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          CPI CORP.
                                        (Registrant)





                             /s/  Barry Arthur
                                 -----------------------------
                                  Barry Arthur
                                  Authorized Officer and
                                  Principal Financial Officer


Dated:  November 12, 1996



















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